SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 20, 2005

                             ProUroCare Medical Inc.

               (Exact Name of Registrant as Specified in Charter)

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
                Nevada                                333-103781                             20-1212923
    (State or Other Jurisdiction of            (Commission File Number)         (IRS Employer Identification Number)
            Incorporation)

              One Carlson Parkway, Suite 124
                    Plymouth, Minnesota                                               55447
         (Address of Principal Executive Offices)                                   (Zip Code)
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       Registrant's telephone number, including area code: (952) 476-9093

          (Former Name or Former Address, if Changed Since Last Report)

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Item 1.01   Entry into Material Definitive Agreements

      On October 20, 2005, our wholly-owned subsidiary, ProUroCare Inc., borrowed $300,000 from a financial institution. The loan is evidenced by a promissory note and is secured by two $150,000 Commercial Guaranties provided by Adrian T. Johnson and Ronald S. Musich. The promissory note bears interest at an annual rate of 8.75%, matures on March 14, 2006, and is to be repaid out of the expected proceeds of our current financing efforts. In connection with the Commercial Guaranties, we issued five-year warrants to the two guarantors to purchase a total of 150,000 shares of our common stock at $0.50 per share.

      The new promissory note amends and restates an existing $100,000 promissory note first issued on March 31, 2005. Under the amended promissory note, a personal guaranty of the previous promissory note by ProUroCare Medical Inc.'s Chairman and CEO, Maurice R. Taylor, was released and is no longer in effect. The amended promissory note continues to be secured by the assets of the business under an existing Commercial Security Agreement.


Item 9.01   Financial Statements and Exhibits

      10.1 Promissory Note in the amount of $300,000 issued by ProUroCare Inc. in favor of Venture Bank, dated October 20, 2005 (filed herewith).

      10.2 Commercial Security Agreement between Venture Bank and ProUroCare Inc., dated March 31, 2005 (incorporated by reference to Exhibit
            10.19 to registration statement on Form SB-2 filed April 4, 2005).

      10.3 $150,000 Commercial Guaranty of Ronald S. Musich, dated October 20, 2005 (filed herewith).

      10.4 $150,000 Commercial Guaranty of Adrian T. Johnson, dated October 20, 2005 (filed herewith).


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                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      PROUROCARE MEDICAL INC

Date:  October 25, 2005               By:  /s/ Maurice R. Taylor
                                           -------------------------
                                           Maurice R. Taylor,
                                           Chairman and Chief Executive Officer

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